Exhibit 99.1

Contact:

David Smith

(212) 515-7783

NEW SENIOR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS

NEW YORK — February 28, 2017 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter and full year ended December 31, 2016.

4Q 2016 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.26 per common share

•	Net loss of $2.8 million, or ($0.03) per basic and diluted share

•	Total net operating income (“NOI”) of $57.1 million, compared to $57.7 million for 4Q’15

•	Normalized Funds from Operations (“Normalized FFO”) of $26.0 million, or $0.32 per basic share and $0.31 per diluted share

•	AFFO of $22.5 million, or $0.27 per basic and diluted share

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $20.1 million, or $0.25 per basic share and $0.24 per diluted share

4Q 2016 AND RECENT BUSINESS HIGHLIGHTS

•	Total same store cash NOI increased 1.1% vs. 4Q’15

•	Managed same store NOI decreased 0.1% vs. 4Q’15

•	Triple net same store cash NOI increased 4.3% vs. 4Q’15

•	In October, sold 2 AL/MC properties for $23 million, realizing a gain on sale of $13 million

•	In January, sold 2 AL/MC properties for $16 million, realizing a gain on sale of $4 million

FOURTH QUARTER 2016 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended December 31, 2016			For the Quarter Ended December 31, 2015
	Amount	Per Basic Share(B)	Per Diluted Share(B)	Amount	Per Basic Share(C)	Per Diluted Share(C)
GAAP
Net loss	$(2,802)	($0.03)	($0.03)	$(22,023)	($0.26)	($0.26)
Non-GAAP(A)
NOI	$57,053	N/A	N/A	$57,745	N/A	N/A
FFO	21,645	$0.26	$0.26	27,752	$0.32	$0.32
Normalized FFO	26,027	$0.32	$0.31	29,766	$0.35	$0.34
AFFO	22,463	$0.27	$0.27	25,707	$0.30	$0.30
Normalized FAD	20,140	$0.25	$0.24	23,313	$0.27	$0.27

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Non-GAAP measures based on 82.1 million basic shares and 82.6 million diluted shares outstanding, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 82.1 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.
(C)	Non-GAAP measures based on 86.3 million basic shares and 86.6 million diluted shares outstanding, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 86.3 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.

FULL YEAR 2016 RESULTS

Dollars in thousands, except per share data

	For the Year Ended December 31, 2016			For the Year Ended December 31, 2015
	Amount	Per Basic Share(B)	Per Diluted Share(B)	Amount	Per Basic Share(C)	Per Diluted Share(C)
GAAP
Net loss	$(72,249)	($0.88)	($0.88)	$(82,425)	($1.08)	($1.08)
Non-GAAP(A)
NOI	$229,411	N/A	N/A	$198,935	N/A	N/A
FFO	98,941	$1.20	$1.19	77,893	$1.02	$1.01
Normalized FFO	105,899	$1.29	$1.28	98,057	$1.28	$1.27
AFFO	94,400	$1.15	$1.14	83,986	$1.10	$1.09
Normalized FAD	86,177	$1.05	$1.04	76,605	$1.00	$0.99

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Non-GAAP measures based on 82.4 million basic shares and 82.9 million diluted shares outstanding, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 82.4 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.
(C)	Non-GAAP measures based on 76.6 million basic shares and 77.2 million diluted shares outstanding, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 76.6 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.

FOURTH QUARTER 2016 GAAP RESULTS

New Senior recorded a GAAP net loss of $2.8 million, or $0.03 per basic and diluted share, for the fourth quarter of 2016, compared to a GAAP net loss of $22.0 million, or $0.26 per basic and diluted share, for the fourth quarter of 2015. The year-over-year decrease in the fourth quarter net loss was primarily driven by a gain on sale of real estate of $13.4 million and a decrease in expenses of $6.8 million.

FOURTH QUARTER 2016 PORTFOLIO PERFORMANCE

Total NOI decreased 1% to $57.1 million compared to $57.7 million for 4Q 2015. Total same store cash NOI increased 1.1% vs. 4Q 2015.

For the managed portfolio, same store average occupancy decreased 80 basis points to 87.3% compared to 88.1% for 4Q 2015, and same store NOI decreased 0.1% to $28.3 million compared to $28.3 million for 4Q 2015. Excluding 5 underperforming assets for illustrative purposes, managed same store NOI would have increased 2.9% vs. 4Q 2015.

For the triple net portfolio, same store cash NOI increased 4.3% compared to 4Q 2015. Same store triple net average occupancy decreased 90 basis points to 88.0% compared to 88.9% for 4Q 2015. EBITDARM coverage as of December 31, 2016 was 1.19x, down from 1.28x as of December 31, 2015. Triple net average occupancy and EBITDARM are presented one quarter in arrears on a trailing twelve month basis.

ASSET SALES

In October, the Company completed the sale of two assisted living / memory care properties for $23.0 million, realizing a gain on sale of $13 million. In connection with the sale, the Company repaid $13.7 million of debt.

In January, the Company completed the sale of two assisted living / memory care properties for $15.5 million, realizing a gain on sale of approximately $4 million. In connection with the sale, the Company repaid $14.7 million of debt.

FOURTH QUARTER DIVIDEND

On February 27, 2017, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended December 31, 2016. The dividend is payable on March 22, 2017 to shareholders of record on March 10, 2017.

SHARE REPURCHASE ACTIVITY

The Company did not complete any share repurchases during the fourth quarter of 2016.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on February 28, 2017 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Fourth Quarter and Full Year 2016 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on March 31, 2017 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “53071589.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 150 properties located across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CAUTIONARY NOTE REGARDING ILLUSTRATIVE INFORMATION

Illustrative information does not represent the Company’s historical performance or management’s projections for any future reporting period. The illustrative information presented herein differs materially from actual results.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2016	2015
Assets
Real estate investments:
Land	$220,317	$222,795
Buildings, improvements and other	2,552,862	2,568,133
Accumulated depreciation	(218,968)	(129,788)

Net real estate property	2,554,211	2,661,140

Acquired lease and other intangible assets	319,929	308,917
Accumulated amortization	(255,452)	(166,714)

Net real estate intangibles	64,477	142,203

Net real estate investments	2,618,688	2,803,343
Cash and cash equivalents	58,048	116,881
Straight-line rent receivables	73,758	51,916
Receivables and other assets, net	71,234	45,319

Total Assets	$2,821,728	$3,017,459

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,130,387	$2,151,317
Due to affiliates	11,623	9,644
Accrued expenses and other liabilities	100,823	89,173

Total Liabilities	$2,242,833	$2,250,134

Commitments and contingencies
Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none issued or outstanding as of both December 31, 2016 and 2015	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,127,247 and 85,447,551 shares issued and outstanding as of December 31, 2016 and 2015, respectively	821	854
Additional paid-in capital	897,918	928,654
Accumulated deficit	(319,844)	(162,183)

Total Equity	$578,895	$767,325

Total Liabilities and Equity	$2,821,728	$3,017,459

Consolidated Statement of Operations

(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Resident fees and services	$89,252	$89,940	$359,472	$277,324
Rental revenue	28,243	28,493	112,966	111,154

Total revenues	117,495	118,433	472,438	388,478

Expenses
Property operating expense	60,442	60,688	243,027	189,543
Depreciation and amortization	37,803	49,775	184,546	160,318
Interest expense	23,122	22,675	91,780	75,021
Acquisition, transaction, and integration expense	2,172	1,954	3,942	13,444
Management fees and incentive compensation to affiliate	5,946	4,072	18,143	14,279
General and administrative expense	3,594	4,543	15,194	15,233
Loss on extinguishment of debt	245	—	245	5,091
Other expense (income)	(79)	60	727	1,629

Total expenses	$133,245	$143,767	$557,604	$474,558
Gain on sale of real estate	13,356	—	13,356	—

Loss Before Income Taxes	(2,394)	(25,334)	(71,810)	(86,080)
Income tax expense (benefit)	408	(3,311)	439	(3,655)

Net Loss	$(2,802)	$(22,023)	$(72,249)	$(82,425)

Loss Per Share of Common Stock
Basic and diluted(A)	$(0.03)	$(0.26)	$(0.88)	$(1.08)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted(B)	82,127,247	86,271,022	82,357,349	76,601,161

Dividends Declared Per Share of Common Stock	$0.26	$0.26	$1.04	$0.75

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statement of Cash Flows

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash Flows From Operating Activities
Net loss	$(2,802)	$(22,023)	$(72,249)	$(82,425)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	37,837	49,809	184,689	160,460
Amortization of deferred financing costs	2,366	2,543	9,582	9,320
Amortization of deferred community fees	(262)	745	(1,646)	(1,141)
Amortization of (premium) discount on mortgage notes payable	(156)	(151)	(603)	77
Non-cash straight-line rent	(5,379)	(6,577)	(21,842)	(25,462)
Gain on sale of real estate	(13,356)	—	(13,356)	—
Loss on extinguishment of debt	245	—	245	5,091
Equity-based compensation	—	—	144	17
Provision for bad debt	598	656	2,150	2,105
Other non-cash expense	37	127	702	964
Changes in:
Receivables and other assets, net	5,578	(1,720)	(3,069)	(14,868)
Due to affiliates	837	(1,785)	1,979	2,762
Accrued expenses and other liabilities	(5,930)	(6,038)	12,573	12,602

Net cash provided by operating activities	$19,613	$15,586	$99,299	$69,502

Cash Flows From Investing Activities
Proceeds from the sale of real estate	22,711	—	22,711	—
Cash paid for acquisitions, net of deposits	$—	$(39,174)	$—	$(1,251,343)
Capital expenditures	(5,398)	(3,623)	(21,151)	(11,411)
Funds reserved for future capital expenditures	(1,157)	(1,166)	(2,423)	(3,169)
Deposits refunded (paid) for real estate investments	—	—	584	(11,355)

Net cash provided by (used in) investing activities	$16,156	$(43,963)	$(279)	$(1,277,278)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$—	$26,000	$—	$1,248,252
Principal payments of mortgage notes payable	(4,446)	(3,916)	(16,240)	(15,599)
Repayments of mortgage notes payable	(13,725)	—	(13,725)	(304,484)
Payment of exit fee on extinguishment of debt	(189)	—	(189)	(1,499)
Payment of deferred financing costs	—	(771)	—	(13,065)
Payment of common stock dividend	(21,353)	(22,498)	(85,412)	(70,318)
Purchase of interest rate caps	—	(210)	—	(1,247)
Proceeds from issuance of common stock and exercise of options	—	—	—	276,569
Costs related to issuance of common stock	—	—	—	(10,056)
Repurchase of common stock	(29)	(10,273)	(30,913)	(10,273)
Cash escrowed with lender	(11,374)	—	(11,374)	—

Net cash (used in) provided by financing activities	$(51,116)	$(11,668)	$(157,853)	$1,098,280

Net Decrease in Cash and Cash Equivalents	(15,347)	(40,045)	(58,833)	(109,496)
Cash and Cash Equivalents, Beginning of Year	73,395	156,926	116,881	226,377

Cash and Cash Equivalents, End of Year	$58,048	$116,881	$58,048	$116,881

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$20,625	$19,984	$82,557	$62,870
Cash paid during the period for income taxes	—	—	266	190
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of common stock and exercise of options	$—	$254	$139	$316
Other liabilities assumed with acquisitions	—	—	—	651

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended
December 31, 2016
Total revenues	$117,495
Property operating expense	(60,442)

NOI	57,053
Depreciation and amortization	(37,803)
Interest expense	(23,122)
Acquisition, transaction and integration expense	(2,172)
Management fees and incentive compensation to affiliate	(5,946)
General and administrative expense	(3,594)
Loss on extinguishment of debt	(245)
Other income	79
Gain on sale of real estate	13,356
Income tax expense	(408)

Net Loss	$(2,802)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended
December 31, 2016
Net loss	$(2,802)
Adjustments:
Gain on sale of real estate	(13,356)
Depreciation and amortization	37,803

FFO	$21,645
FFO per diluted share	$0.26

Acquisition, transaction and integration expense	2,172
Loss on extinguishment of debt	245
Incentive compensation earned on sale of real estate(1)	2,044
Other income	(79)

Normalized FFO	$26,027
Normalized FFO per diluted share	$0.31

Straight-line rent	(5,379)
Amortization of deferred financing costs	2,366
Amortization of deferred community fees and other(2)	(551)

AFFO	$22,463
AFFO per diluted share	$0.27

Routine capital expenditures	(2,323)

Normalized FAD	$20,140
Normalized FAD per diluted share	$0.24

Weighted average basic shares outstanding	82,127
Weighted average diluted shares outstanding(3)	82,633

(1)	Represents incentive compensation directly related to the sale of real estate and reflects the portion of the gain on sale calculated in accordance with the Management Agreement, which differs significantly from the gain on sale as calculated under GAAP, and is included in “Management fees and incentive compensation to affiliate” in the Consolidated Statements of Operations.
(2)	Includes amortization of above / below market lease intangibles, amortization of premium on mortgage notes payable and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.
(3)	Includes dilutive effect of options.

Reconciliation of Year-over-Year Same Store NOI (unaudited)

(dollars in thousands)

	4Q 2015				4Q 2016
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$28,493	$28,289	$963	$57,745	$28,243	$28,258	$552	$57,053
Depreciation and amortization				(49,775)				(37,803)
Interest expense				(22,675)				(23,122)
Acquisition, transaction and integration expense				(1,954)				(2,172)
Management fees and incentive compensation to affiliate				(4,072)				(5,946)
General and administrative expense				(4,543)				(3,594)
Loss on extinguishment of debt				—				(245)
Other income (expense)				(60)				79
Gain on sale of real estate				—				13,356
Income tax benefit (expense)				3,311				(408)

Net Loss				($22,023)				($2,802)

Reconciliation of Quarter-over-Quarter Same Store NOI (unaudited)

(dollars in thousands)

	3Q 2016				4Q 2016
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$28,240	$28,355	$508	$57,103	$28,243	$28,752	$58	$57,053
Depreciation and amortization				(45,510)				(37,803)
Interest expense				(23,065)				(23,122)
Acquisition, transaction and integration expense				(364)				(2,172)
Management fees and incentive compensation to affiliate				(3,839)				(5,946)
General and administrative expense				(3,676)				(3,594)
Loss on extinguishment of debt				—				(245)
Other income (expense)				(108)				79
Gain on sale of real estate				—				13,356
Income tax expense				(782)				(408)

Net Loss				($20,241)				($2,802)

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	4Q 2015					4Q 2016
	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
Cash NOI	$21,955	—	$28,380	$959	$51,294	$22,906	—	$27,981	$393	$51,280
Straight-line rent	6,577	—	—	—	$6,577	5,379	—	—	—	$5,379
Amortization of deferred community fees and other(1)	(39)	—	(91)	4	($126)	(42)	—	277	159	$394

Segment / Total NOI	$28,493	—	$28,289	$963	$57,745	$28,243	—	$28,258	$552	$57,053
Depreciation and amortization					(49,775)					(37,803)
Interest expense					(22,675)					(23,122)
Acquisition, transaction and integration expense					(1,954)					(2,172)
Management fees and incentive compensation to affiliate					(4,072)					(5,946)
General and administrative expense					(4,543)					(3,594)
Loss on extinguishment of debt					—					(245)
Other income (expense)					(60)					79
Gain on sale of real estate					—					13,356
Income tax benefit (expense)					3,311					(408)

Net loss					($22,023)					($2,802)

(1)	Includes amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net loss, which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI AND CASH NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees, payroll expense and travel cost reimbursements to affiliates. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. Management believes that NOI serves as a useful supplement to net income because it allows investors, analysts and management to measure unlevered property-level operating results and to compare the Company’s operating results between periods and to the operating results of other real estate companies on a consistent basis.

The Company defines cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. Management believes that cash NOI serves as a useful supplement to NOI and net income because it represents actual cash received during the relevant reporting period.

Same store NOI and cash NOI include only properties owned for the entirety of comparable periods and exclude assets classified as held for sale.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related costs and expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of property and (d) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

Management also uses AFFO and Normalized FAD as supplemental measures of the Company’s operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable and (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return.